UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2012, as part of the planned management succession program, Timothy K. Yost, formerly Vice President — Financial Reporting and Investors Relations, was appointed new Chief Financial Officer and Secretary of StoneMor GP LLC, the general partner (“StoneMor GP”) of StoneMor Partners L.P. (the “Partnership”); Paul Waimberg, Vice President — Finance and Corporate Development, was appointed Treasurer of StoneMor GP; and William R. Shane, a co-founder of the Partnership, elected to retire from his position as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of StoneMor GP. Mr. Shane will continue to serve as a director of StoneMor GP and was appointed Vice Chairman of the Board of Directors of StoneMor GP.

Mr. Yost, 45, has been Vice President — Financial Reporting and Investors Relations of StoneMor GP since November 2004. Prior to joining StoneMor GP, Mr. Yost was the Chief Financial Officer of SpinCycle, Inc., a national chain of coin-operated laundromats. He started working at that company in 1997. From October 1995 through May 1997, he was a controller for the Magellan Corporations, a real estate limited partnership syndicate specializing in the development and acquisition of multi-unit residential housing properties. From October 1991 through October 1995, Mr. Yost was the Head of Premium Accounting for Republic Western Insurance Company, a division of U-Haul International.

Mr. Waimberg, 54, has served as Vice President — Finance and Corporate Development of StoneMor GP since April 2004 and had served as Vice President of Finance of Cornerstone Family Services, Inc. since March 1999 through April 2004. Mr. Waimberg was previously employed at The Loewen Group, Inc. from 1995 to 1999, where he was responsible for all accounting acquisition functions and internal and external financial reporting as Vice President of Cemetery Accounting. Prior to joining The Loewen Group in 1995, he carried out all accounting responsibilities for Osiris Holding Corporation before it merged into The Loewen Group. Mr. Waimberg joined Osiris in July 1990 as its Controller.

In connection with the foregoing appointments, base salaries of Messrs. Yost and Waimberg were increased to $225,000 and $200,000, respectively, and each of Messrs. Yost and Waimberg was granted 25,000 unit appreciation rights (“UARs”) under the Partnership’s Long-Term Incentive Plan, as amended. UARs vest at a percentage rate which is equal to a fraction the numerator of which is the number of calendar months which have elapsed since April 2, 2012 and the denominator of which is 48.

In connection with Mr. Shane’s transition, the employment agreement by and between Mr. Shane and StoneMor GP, dated as of September 20, 2004, as amended January 1, 2008, was terminated and the parties entered into a new employment agreement (the “Employment Agreement”) effective April 1, 2012. Pursuant to the Employment Agreement, Mr. Shane will serve as Vice Chairman of the Board of Directors of StoneMor GP and advisor available to management until April 1, 2014 (“Employment Period”). During the Employment Period, Mr. Shane will be paid a base salary of $440,000 per year and will not receive any additional compensation for his services as a director. If Mr. Shane continues to serve as a director after the Employment Period, then he will be entitled to the same compensation as other non-employee directors. All outstanding securities awards previously granted to Mr. Shane will remain in full force and effect. The Employment Agreement also contains customary termination of employment and severance provisions as well as Mr. Shane’s non-solicitation, non-competition and confidentiality covenants.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 2, 2012, the Partnership issued a press release, attached hereto as Exhibit 99.1, announcing the appointment of a new Chief Financial Officer, Secretary and Treasurer as part of its succession planning and transition of the Partnership’s co-founder.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of April 1, 2012, by and between StoneMor GP LLC and William R. Shane.

99.1	Press Release dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and Chief Executive Officer

Date: April 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective as of April 1, 2012, by and between StoneMor GP LLC and William R. Shane.

99.1	Press Release dated April 2, 2012.